EXHIBIT 99.1

News	News	News	News	News	News

April 20, 2004

First Financial Bancorp Reports Earnings

HAMILTON, Ohio — First Financial Bancorp (Nasdaq: FFBC) chairman of the board and interim president and chief executive officer, Bruce E. Leep, today announced first-quarter 2004 net earnings of $9,948,000 or 23 cents in diluted earnings per share, compared to $10,631,000 or 24 cents in diluted earnings per share for the same period in 2003. This represents a 4.17 percent decrease in earnings per share.

Leep said, “While earnings were slightly less than the comparable quarter last year, they were ahead of the consensus estimates, and we are encouraged by some positive trends in the quarter. Most notably, net interest income and margin increased over fourth quarter 2003, reversing a trend of net interest margin compression, which has negatively impacted much of our industry over the last two years.

“Credit quality indicators were also stable to improved with net charge-offs being at their lowest level since December 2002, while loans 90 days or more past due improved to levels we had not seen in five years.

“Going forward, we may still see some fluctuations in credit quality and margin as we work through the current economic and interest-rate environment. Nonetheless, we are encouraged by the progress we’ve seen in the first quarter.”

Return on assets was 1.03 percent for the first quarter of 2004 compared to 1.16 percent in 2003, while return on average shareholders equity was 10.88 percent compared to 11.52 percent for the first quarter of 2003.

(The preceding overview of First Financial Bancorp’s earnings is supplemented with the following detail:)

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Net Interest Income:

Net interest income for the first quarter of 2004 was $1.1 million or 2.90 percent less than the first quarter of 2003. Bancorp’s net interest margin for 2004 was 4.00 percent compared to 4.37 percent in 2003.

The major contributing factor to the decline in net interest income was the net interest margin compression Bancorp experienced during 2003 due to the asset-sensitive position of Bancorp’s balance sheet. This margin compression was the result of the continued downward repricing of assets without a like decrease in deposit liability rates. The net interest margin began to stabilize in the fourth quarter of 2003 and this positive trend continued into the first quarter of 2004. On a linked-quarter basis (first quarter 2004 compared to fourth quarter 2003), net interest income increased $2.1 million. Of this increase, $1.5 million is attributable to the negative impact of the accelerated amortization in the fourth quarter of 2003 associated with a previously announced mobile home loan sale that closed as planned. Likewise net interest margin on a linked-quarter basis increased 26 basis points to 4.00 percent. Of this increase in margin, 16 basis points is attributable to the fourth quarter 2003 impact of accelerated amortization.

Average outstanding loan balances were 1.94 percent higher than in the first quarter of 2003. The primary area of loan growth from the prior year was the residential real estate category. This increase was achieved notwithstanding the $35 million of loans sold in December related to both the sale of the Sunman, Indiana, banking center and the distressed loan sale that was announced and completed in 2003. On a linked-quarter basis, commercial and real estate construction loans exhibited growth as demand improved primarily in Bancorp’s southwestern Ohio market.

Deposit balances decreased $16.5 million or 0.56 percent from a year ago, while average deposit balances increased $22.4 million or 0.77 percent from a year ago. Deposit balances were impacted by the sale of two banking centers since the first quarter of 2003 which reduced deposit balances by $53 million. Bancorp also opened three new banking centers in 2003, two of which were opened in the fourth quarter. Additionally, Bancorp opened a new banking center in Maineville, Ohio, in April of 2004 and plans to open three to five additional new banking centers in 2004 in growing markets.

Credit Quality:

The provision for loan loss expense for the first quarter of 2004 was $2.6 million or $614,000 less than the comparable period in 2003. Net charge-offs of $2.7 million for the first quarter of 2004 were $387,000 less than the $3.1 million in net charge-offs for the first quarter of 2003. Improvements in the

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level of commercial loans charged-off and strong recoveries on consumer loans previously charged-off positively impacted net charge-offs. The net charge-offs for the first quarter of 2004 were at the lowest level since December of 2002. The percentage of net charge-offs to average loans improved to 0.38 percent for 2004 compared to 0.45 percent for the same period in 2003.

Bancorp continued to maintain appropriate reserves with an allowance to ending loans ratio of 1.68 percent at year-end versus 1.74 percent for the same period last year. It is management’s belief that the allowance for loan losses is adequate to absorb estimated probable credit losses. The nonperforming assets to ending loans ratio decreased to 1.16 percent as of March 31, 2004, from 1.19 percent as of the end of the first quarter of 2003. This is also an improvement from the linked-quarter percentage of 1.18 and a 2003 high of 1.34 percent at the end of the third quarter of 2003.

Total nonperforming assets — which includes nonaccrual loans, restructured loans, and other real estate owned — decreased slightly to $33.0 million at the end of the first quarter of 2004 from $33.2 million at the end of the first quarter of 2003. Loans delinquent over 90 days decreased significantly to $1.3 million in 2004 from $3.6 million in 2003. This represents the lowest level of 90 days past due loans in over five years.

Bancorp’s level of nonperforming assets over the last several quarters has been reflective of the uncertain economy in the corporation’s primary markets in Ohio and Indiana. In the first quarter of 2004, credit quality indicators stabilized and in some cases improved. The stabilization and improvement in regard to credit quality has been positively influenced by signs of economic improvement, strategies such as the fourth-quarter 2003 distressed loan sale, and improved credit risk disciplines. Given the current economic environment, Bancorp expects continued stable to improving credit quality trends through 2004 although moderate fluctuations could occur as Bancorp continues to work through credit issues.

Noninterest Income:

Noninterest income increased $591,000 or 4.27% in the first quarter of 2004 compared to the same period in 2003. Service charges on deposit accounts improved slightly over 2003. Trust revenues increased $185,000 or 4.99% as a result of year-over-year market value improvements. Other noninterest income was positively impacted by a gain of approximately $500,000 on life insurance due to the death of a retired senior executive officer of a Bancorp affiliate in 2003, recapture of impairment on the mortgage-servicing assets of approximately $246,000, and increased insurance agency revenue, partially offset by a decrease on gains on the sale of mortgage loans of $842,000.

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Noninterest Expense:

Total noninterest expense for the first quarter of 2004 increased $1.5 million or 4.68 percent from the first quarter of 2003. Salaries and employee benefits increased $328,000 or 1.80%. In the benefits category, reduced healthcare costs were partially offset by increased pension expense. Net occupancy expenses for 2004 increased $127,000 or 6.11% as a result of increased building rent, depreciation, and related expenses. Data processing expense increased $376,000 or 25.29% due primarily to a reclassification of certain credit-card and merchant processing expenses from other noninterest expense. Other noninterest expense was impacted by costs associated with the mobile home loan sale completed in the quarter, direct consulting work in regard to Sarbanes-Oxley Section 404 internal control documentation and testing, and the executive search.

Other Items:

Bancorp’s search for a new president and chief executive officer is progressing. Selection is expected to be finalized by the end of the second quarter.

Bancorp repurchased 108,000 shares of its common stock during the first quarter of 2004 under a previously approved and ongoing program for general corporate purposes.

A $3.9 billion publicly owned bank holding company with over 4,000 shareholders, First Financial Bancorp currently operates 8 banking affiliates in Ohio, Michigan, Kentucky, and Indiana with a total of 103 retail banking centers, as well as an investment-advisor affiliate and an operations affiliate. Insurance services are offered through Flagstone Insurance and Financial Services.

This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2003. Management’s analysis may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2003 Form 10-K.

First Financial Bancorp
P.O. Box 476
Hamilton, OH 45012
Analyst Contact: C. Douglas Lefferson
513-867-4993
doug.lefferson@ffbc-oh.com
Media Contact: Cheryl R. Lipp
513-867-4929
cheryl.lipp@comfirst.com

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FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL DATA

(Unaudited)

		Three months ended,
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2004	2003	2003	2003	2003
EARNINGS
Net interest income	$36,157	$34,093	$36,373	$37,179	$37,236
Net earnings	9,948	8,841	7,824	10,610	10,631
Net earnings per share — basic	$0.23	$0.20	$0.18	$0.24	$0.24
Net earnings per share — diluted	$0.23	$0.20	$0.18	$0.24	$0.24

KEY RATIOS
Return on average assets	1.03%	0.90%	0.80%	1.11%	1.16%
Return on average shareholders’ equity	10.88%	9.62%	8.46%	11.46%	11.52%
Average shareholders’ equity to average assets	9.44%	9.38%	9.42%	9.66%	10.03%
Net interest margin	4.00%	3.74%	3.98%	4.17%	4.37%
Net interest margin (fully tax equivalent)	4.10%	3.84%	4.08%	4.28%	4.48%

COMMON STOCK DATA
Average basic shares outstanding	43,924,139	43,993,558	44,122,446	44,486,775	44,893,511
Average diluted shares outstanding	43,967,599	44,012,803	44,160,906	44,519,484	45,048,972
Ending shares outstanding	43,924,139	43,939,018	44,049,702	44,277,529	44,709,604
Market price:
High	$18.82	$16.92	$16.60	$17.00	$17.19
Low	$16.29	$15.14	$14.67	$15.00	$15.26
Close	$18.50	$15.95	$14.75	$15.83	$15.86
Book value	$8.44	$8.34	$8.34	$8.40	$8.34
Common dividend declared	$0.15	$0.15	$0.15	$0.15	$0.15

AVERAGE BALANCE SHEET ITEMS
Loans less unearned income	$2,819,711	$2,805,667	$2,829,582	$2,811,848	$2,765,970
Investment securities	799,823	798,727	778,365	747,090	650,619
Other earning assets	12,279	13,559	15,845	13,619	40,751

Total earning assets	3,631,813	3,617,953	3,623,792	3,572,557	3,457,340
Total assets	3,894,900	3,886,012	3,894,426	3,841,251	3,730,744
Noninterest-bearing deposits	395,894	399,611	392,862	406,730	416,824
Interest-bearing deposits	2,530,912	2,553,934	2,592,383	2,536,477	2,487,612

Total deposits	2,926,806	2,953,545	2,985,245	2,943,207	2,904,436
Borrowings	542,380	516,952	486,825	481,731	410,100
Shareholders’ equity	367,628	364,653	366,978	371,219	374,236

CREDIT QUALITY
Ending allowance for loan losses	$47,672	$47,771	$48,680	$48,876	$48,305
Nonperforming assets:
Nonaccrual	26,586	25,980	28,374	28,210	24,276
Restructured	3,373	3,821	6,532	7,188	6,291
OREO	3,070	3,207	3,054	2,366	2,636

Total nonperforming assets	33,029	33,008	37,960	37,764	33,203
Loans delinquent over 90 days	1,345	1,872	3,186	3,490	3,575
Gross charge-offs:
Commercial real estate	(631)	(3,377)	(300)	(424)	(112)
Commercial loans and leases	(1,036)	(3,650)	(2,771)	(1,800)	(1,699)
Consumer	(2,588)	(2,447)	(2,351)	(1,957)	(2,354)
All other	(27)	(8)	(38)	(18)	0

Total gross charge-offs	(4,282)	(9,482)	(5,460)	(4,199)	(4,165)
Recoveries:
Commercial real estate	34	83	5	45	5
Commercial loans and leases	538	561	316	229	432
Consumer	1,011	498	576	553	642
All other	0	9	3	1	0

Total recoveries	1,583	1,151	900	828	1,079

Total net charge-offs	(2,699)	(8,331)	(4,560)	(3,371)	(3,086)

CREDIT QUALITY RATIOS
Allowance to ending loans, net of unearned income	1.68%	1.71%	1.73%	1.73%	1.74%
Nonperforming assets to ending loans, net of unearned income plus OREO	1.16%	1.18%	1.34%	1.33%	1.19%
90 days past due to loans, net of unearned income	0.05%	0.07%	0.11%	0.12%	0.13%
Net charge-offs to average loans, net of unearned income	0.38%	1.18%	0.64%	0.48%	0.45%

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands)
(Unaudited)

			Three months ended,
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2004	2003	2003	2003	2003
Interest income Loans, including fees	$42,522	$41,393	$45,256	$46,418	$46,704
Investment securities Taxable	6,813	6,060	5,263	5,220	5,258
Tax-exempt	1,449	1,555	1,579	1,632	1,664

Total investment securities interest	8,262	7,615	6,842	6,852	6,922
Interest-bearing deposits with other banks	28	36	26	28	51
Federal funds sold and securities purchased under agreements to resell	11	11	24	37	74

Total interest income	50,823	49,055	52,148	53,335	53,751
Interest expense Deposits	9,662	10,214	10,692	11,396	12,084
Short-term borrowings	499	471	443	530	380
Long-term borrowings	4,163	4,130	4,161	4,112	3,931
Subordinated debentures and capital securities	342	147	479	118	120

Total interest expense	14,666	14,962	15,775	16,156	16,515

Net interest income	36,157	34,093	36,373	37,179	37,236
Provision for loan losses	2,600	7,422	4,364	3,942	3,214

Net interest income after provision for loan losses	33,557	26,671	32,009	33,237	34,022
Noninterest income
Service charges on deposit accounts	4,613	4,917	4,984	4,923	4,598
Trust revenues	3,892	3,648	3,623	3,522	3,707
Investment securities (losses) gains	(2)	4	28	(36)	28
Other	5,938	10,458	6,494	5,797	5,517

Total noninterest income	14,441	19,027	15,129	14,206	13,850
Noninterest expenses
Salaries and employee benefits	18,519	18,625	21,664	18,028	18,191
Net occupancy	2,205	1,872	1,899	1,816	2,078
Furniture and equipment	1,804	1,701	1,752	1,847	1,801
Data processing	1,863	2,037	1,690	1,516	1,487
Deposit insurance	171	140	147	150	100
State taxes	344	442	432	434	460
Amortization of intangibles	216	205	207	211	201
Other	8,122	8,458	7,948	7,815	7,441

Total noninterest expenses	33,244	33,480	35,739	31,817	31,759

Income before income taxes	14,754	12,218	11,399	15,626	16,113
Income tax expense	4,806	3,377	3,575	5,016	5,482

Net earnings	$9,948	$8,841	$7,824	$10,610	$10,631

ADDITIONAL DATA — FULLY TAX EQUIVALENT NET INTEREST INCOME
Interest income	$50,823	$49,055	$52,148	$53,335	$53,751
Tax equivalent adjustment	860	885	900	918	938

Interest income — tax equivalent	51,683	49,940	53,048	54,253	54,689
Interest expense	14,666	14,962	15,775	16,156	16,515

Net interest income — tax equivalent	$37,017	$34,978	$37,273	$38,097	$38,174

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	(Dollars in thousands) (Unaudited)
	Mar. 31,	Dec. 31,	Mar. 31,
	2004	2003	2003
ASSETS
Cash and due from banks	$138,950	$183,612	$179,317
Interest-bearing deposits with other banks	8,195	5,014	6,925
Federal funds sold and securities purchased under agreements to resell	1,987	607	16,416
Investment securities, held-to-maturity	12,482	18,399	20,620
Investment securities, available-for-sale	771,765	794,762	673,620
Loans
Commercial	677,918	666,315	702,042
Real estate-construction	77,388	73,260	85,402
Real estate-mortgage	1,494,663	1,466,153	1,408,345
Installment	553,679	560,061	547,986
Credit card	20,159	21,680	20,355
Lease financing	10,353	12,241	18,446

Total loans	2,834,160	2,799,710	2,782,576
Less
Unearned income	48	86	334
Allowance for loan losses	47,672	47,771	48,305

Net loans	2,786,440	2,751,853	2,733,937
Premises and equipment	59,816	59,050	56,337
Goodwill	28,344	27,379	27,379
Other intangibles	7,943	7,530	8,818
Deferred income taxes receivable	4,909	6,227	6,386
Other assets	97,794	101,629	91,233

Total Assets	$3,918,625	$3,956,062	$3,820,988

LIABILITIES
Deposits Noninterest-bearing	$403,522	$414,785	$431,169
Interest-bearing	2,528,828	2,530,880	2,517,665

Total deposits	2,932,350	2,945,665	2,948,834
Short-term borrowings	195,191	258,909	133,282
Long-term borrowings	354,615	322,979	318,053
Junior subordinated debentures owed to unconsolidated subsidiary trusts	30,930	0	0
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts	0	30,000	10,000
Accrued interest and other liabilities	34,724	32,026	37,729

Total Liabilities	3,547,810	3,589,579	3,447,898
SHAREHOLDERS’ EQUITY
Common stock	395,595	395,752	395,946
Retained earnings	53,680	50,325	42,914
Accumulated comprehensive income	4,648	2,344	6,407
Restricted stock awards	(4,403)	(3,397)	(5,902)
Treasury stock, at cost	(78,705)	(78,541)	(66,275)

Total Shareholders’ Equity	370,815	366,483	373,090

Total Liabilities and Shareholders’ Equity	$3,918,625	$3,956,062	$3,820,988

ADDITIONAL DATA — RISK BASED CAPITAL

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2004	2003	2003	2003	2003
Tier 1 Capital	$359,134	$358,616	$358,292	$338,933	$341,739
Tier 1 Ratio	13.19%	13.20%	12.92%	12.50%	12.66%
Total Capital	$393,331	$392,735	$393,122	$373,011	$375,662
Total Capital Ratio	14.45%	14.46%	14.18%	13.76%	13.92%
Total Risk-Adjusted Assets	$2,722,261	$2,715,858	$2,772,571	$2,711,426	$2,699,431
Leverage Ratio	9.30%	9.30%	9.28%	8.90%	9.24%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

			Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2004	2003	2003	2003	2003
ASSETS
Cash and due from banks	$114,977	$117,810	$129,005	$127,405	$140,351
Interest-bearing deposits with other banks	7,588	9,252	5,671	7,235	9,294
Federal funds sold and securities purchased under agreements to resell	4,691	4,307	10,174	6,384	31,457
Investment securities	799,823	798,727	778,365	747,090	650,619
Loans
Commercial	669,188	658,205	695,980	700,439	701,288
Real estate-construction	76,193	68,621	69,072	77,879	86,466
Real estate-mortgage	1,488,463	1,480,587	1,469,535	1,443,940	1,388,330
Installment	554,374	564,684	559,600	552,301	549,668
Credit card	20,274	20,402	20,169	20,077	20,692
Lease financing	11,284	13,276	15,405	17,488	19,911

Total loans	2,819,776	2,805,775	2,829,761	2,812,124	2,766,355
Less Unearned income	65	108	179	276	385

Allowance for loan losses	47,877	48,754	48,849	48,168	48,625
Net loans	2,771,834	2,756,913	2,780,733	2,763,680	2,717,345
Premises and equipment	59,271	58,863	57,825	56,675	56,468
Deferred income tax	5,570	8,457	7,969	5,555	3,958
Other assets	131,146	131,683	124,684	127,227	121,252

Total Assets	$3,894,900	$3,886,012	$3,894,426	$3,841,251	$3,730,744

LIABILITIES
Deposits
Interest-bearing	$193,256	$182,501	$212,102	$165,275	$298,561
Savings	1,030,709	1,046,180	1,023,110	1,001,121	850,866
Time	1,306,947	1,325,253	1,357,171	1,370,081	1,338,185

Total interest-bearing deposits	2,530,912	2,553,934	2,592,383	2,536,477	2,487,612
Noninterest-bearing	395,894	399,611	392,862	406,730	416,824

Total deposits	2,926,806	2,953,545	2,985,245	2,943,207	2,904,436
Borrowed funds
Short-term borrowings	209,166	193,390	161,742	157,965	102,310
Long-term borrowings	333,214	323,562	325,083	323,766	307,790

Total borrowed funds	542,380	516,952	486,825	481,731	410,100
Junior subordinated debentures owed to unconsolidated subsidiary trusts	30,930	0	0	0	0
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	0	30,000	26,956	10,000	10,000
Accrued interest and other liabilities	27,156	20,862	28,422	35,094	31,972

Total Liabilities	3,527,272	3,521,359	3,527,448	3,470,032	3,356,508
SHAREHOLDERS’ EQUITY
Common stock	395,648	395,808	395,894	395,916	396,033
Retained earnings	51,165	47,534	48,022	43,281	38,881
Accumulated comprehensive income	3,311	2,587	3,680	7,501	8,379
Restricted stock awards	(4,220)	(3,619)	(4,969)	(5,613)	(5,625)
Treasury stock, at cost	(78,276)	(77,657)	(75,649)	(69,866)	(63,432)

Total Shareholders’ Equity	367,628	364,653	366,978	371,219	374,236

Total Liabilities and Shareholders’ Equity	$3,894,900	$3,886,012	$3,894,426	$3,841,251	$3,730,744